Exhibit 99.1

(1)         The shares of common stock, par value $0.01 per share (the “Common Stock”) of Caesars Entertainment Corporation (the “Issuer”) reported as beneficially owned represents the aggregate number of shares that are held of record by (i) Apollo Hamlet Holdings, LLC (“Apollo Hamlet Holdings”), (ii) Apollo Hamlet Holdings B, LLC (“Apollo Hamlet Holdings B” and, together with Apollo Hamlet Holdings, the “Apollo Entities”), (iii) Co-Invest Hamlet Holdings B, LLC (“Co-Invest B”), (iv) Co-Invest Hamlet Holdings, Series LLC (“Co-Invest Series” and, together with Co-Invest B, the “Co-Invest Entities”), (v) AAA Investments (Co-Invest VI), L.P. (“AAA (Co-Invest VI)”), (vi) LeverageSource III (H Holdings), L.P. (“LS III (H Holdings”), and (vii) LeverageSource V S.à.r.l. (“LS V S.à.r.l.”).  The Apollo Entities, the Co-Invest Entities, LS III (H Holdings) and LS V S.à.r.l., and the other entities that are filing this Statement on Form 3 as described herein, are collectively referred to herein as the “Reporting Persons.”

Apollo Investment Fund VI, L.P. (“AIF VI”) is the sole member of Apollo Hamlet Holdings B.  Apollo Management VI, L.P. (“Management VI”) is the investment manager of AIF VI and one of the managing members of each of Co-Invest B and Co-Invest Series.  TPG GenPar V, L.P. is the other managing member of each of Co-Invest B and Co-Invest Series, and is also the general partner of TPG V Hamlet AIV, L.P., which is the managing member of each of TPG Hamlet Holdings, LLC (“TPG Hamlet Holdings”), TPG Hamlet Holdings B, LLC (“TPG Hamlet Holdings B” and, together with TPG Hamlet Holdings, the “TPG Entities”).  Due to the terms of the limited liability company agreements governing Co-Invest B and Co-Invest Series, which requires both managing members act unanimously in voting or disposing of assets, the shares of Common Stock held of record by the Co-Invest Entities are reported as beneficially owned by both managing managers and are included in the shares reported in this Statement on Form 3.  The shares of Common Stock held of record by TPG Hamlet Holdings and TPG Hamlet Holdings B are not included in this Statement on Form 3, and none of TPG GenPar V, L.P., TPG V Hamlet AIV, L.P. or the TPG Entities are included herein as Reporting Persons.

AIF VI Management, LLC (“AIF VI Management”) is the general partner of Management VI.  Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VI Management, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.

The general partner of AAA (Co-Invest VI) is AAA Associates, L.P. (“AAA Associates”), and the general partner of AAA Associates is AAA MIP Limited (“AAA MIP”).  Apollo Alternative Assets, L.P. (“AAA”) provides investment services to AAA Associates and AAA MIP.  Apollo International Management, L.P. (“Int’l Management”) is the managing general partner of AAA, and Apollo International Management GP, LLC (“Int’l Management GP”) is the general partner of Int’l Management.

Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP and Int’l Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.

The general partner of LS III (H Holdings) is LeverageSource III GP, Ltd. (“LS III GP”).  The sole shareholder of LS III GP is Apollo Advisors VI (EH), L.P. (“Advisors VI (EH)”), and the general partner of Advisors VI (EH) is Apollo Advisors VI (EH-GP), Ltd. (Advisors VI (EH-GP)”).  The sole shareholder of LS V S.à r.l. is LeverageSource V, L.P. (“LS V LP”), the general partner of LS V LP is LS V GP, LLC (“LS V GP”), and the sole member of LS V GP is LeverageSource Holdings, L.P. with respect to Series V (“LS Holdings w/r/t V”).  The general partner of LS Holdings w/r/t V is LeverageSource Holdings GP, LLC (“LS Holdings GP”), and the sole member of LS Holdings GP is

LeverageSource, L.P. (“LS LP”).  The general partners of LS LP are Advisors VI (EH) and Apollo Advisors VII (EH), L.P. (“Advisors VII (EH)”).  The general partner of Advisors VII (EH) is Apollo Advisors VII (EH-GP), Ltd. (“Advisors VII (EH-GP)”).  The sole shareholder of each of Advisors VI (EH_GP) and Advisors VII (EH-GP) is Apollo Principal Holdings III, L.P. (“Principal Holdings III). The general partner of Principal Holdings III is Apollo Principal Holdings III GP, Ltd. (“Principal Holdings III GP”).

Leon Black, Joshua Harris and Marc Rowan serve as the managers of Apollo Hamlet Holdings, and are the directors of Principal Holdings III GP, and the managers, as well as executive officers, of Apollo Management Holdings GP.

All of the shares of Common Stock of the Issuer respectively held by the Apollo Entities and the Co-Invest Entities are subject to the Amended and Restated Irrevocable Proxy dated as of October 6, 2017 (the “2017 Proxy”), pursuant to which each of the Apollo Entities, the Co-Invest Entities and the TPG Entities (collectively, the “Holders”), granted Hamlet Holdings LLC (“Holdings”) a proxy in respect of the shares of Common Stock that are held of record by that entity (the “Subject Shares”).  The 2017 Proxy vests sole voting and sole dispositive power with respect to the Subject Shares in Holdings, subject to the right of each of the Holders to terminate the 2017 Proxy with respect to the Subject Shares held by that Holder by written notice to the other Holders, and the termination of the 2017 Proxy with respect to any Subject Shares that are sold, transferred or other disposed of by Holdings or by any of the Holders in a transaction with a third party that is not affiliated with any of them.  The shares of Common Stock of the Issuer held by AAA (Co-Invest VI), LS III (H Holdings) and LS V S.à r.l., respectively, are not subject to the 2017 Proxy.

Each of the Reporting Persons, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s Common Stock owned of record by any of the Apollo Entities or the Co-Invest Entities, or that may be beneficially owned by any of the other Reporting Persons, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity or person is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The principal address of each of the Apollo Entities, AIF VI, Management VI, AIF VI Management, Apollo Management, Management GP, Int’l Management, Int’l Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019. The address of the Co-Invest Entities is c/o Apollo Management VI, L.P., 9 West 57th Street, 43rd Floor, New York, New York 10019 and c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.  The principal address of each of AAA (Co-Invest VI), AAA, LS III (H Holdings), LS V LP, LS V GP, LS Holdings w/r/t V, LS Holdings GP and LS LP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The principal address of each of AAA Associates and AAA MIP is Trafalgar Court, Les Banques, GY1 3QL, St. Peter Port, Guernsey, Channel Islands.  The principal address of each of LS III GP, Advisors VI (EH) and Advisors VII (EH) is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.  The principal address of each of Advisors VI (EH-GP), Advisors VII (EH-GP), Principal Holdings III and Principal Holdings III GP, is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town KY1-9005, Cayman Islands.  The principal address of LS V S.à r.l. is 44, Avenue J.F. Kennedy, Luxembourg L-1855, Luxembourg.